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                         SECURITIES AND EXCHANGE COMMISSION

                                Washington DC 20549

                                     FORM 8-K

                                   CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 February 10, 1998
                                   Date of Report
                                (February 10, 1998)
                         (Date of earliest event reported)


                                   HBO & COMPANY
               (Exact name of registrant as specified in its charter)

                                      Delaware
                   (State or other jurisdiction of incorporation)


          0-9900                                       37-0986839
          ------                                       ----------
    (Commission File Number)                 (Employer Identification No.)


     301 Perimeter Center North
           Atlanta, GA                                             30346
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(Address of principal executive offices)                        (Zip Code)



                                (770) 393-6000
                                --------------
               Registrant's telephone number, including area code



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Item 5: Other Events

     On February 10, 1998, the Board of Directors of HBO & Company (the "Company" or "HBOC") declared a quarterly cash dividend of $.02 per share payable on April 22, 1998 to stockholders of record on March 31, 1998.

     The unaudited combined operations for the first full month subsequent to the December 23, 1997, pooling acquisition of HPR Inc., and the December 29, 1997, pooling acquisition of National Health Enhancement Systems, Inc., are as follows: revenue and net income for January 1998 was $100.0 million and $10.5 million, respectively; revenue and net income for January 1997 was $65.4 million and $5.5 million, respectively.



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                                      SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              HBO & COMPANY
                              (Registrant)

Date: February 10, 1998

                               /s/  Jay P. Gilbertson
                              -------------------------------------
                              Jay P. Gilbertson
                              President, Co-Chief Operating Officer,
                              Chief Financial Officer, Treasurer,
                              Principal Accounting Officer,
                              and Secretary